Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-124798) of WCI Communities, Inc. Shelf Registration for Debt Securities, Shares of Preferred Stock or Shares of Common Stock,

(2)	Registration Statement (Form S-8 No. 333-100333) of WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan, and

(3)	Registration Statement (Form S-8 No. 333-118573) of WCI Communities, Inc. 2004 Stock Incentive Plan

of our report dated March 14, 2006, with respect to the consolidated financial statements of WCI Communities, Inc. included herein and our report dated March 14, 2006, with respect to WCI Communities, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of WCI Communities, Inc. included herein, included in this Annual Report (Form 10-K) of WCI Communities, Inc.

/s/ Ernst & Young LLP

Tampa, Florida

March 14, 2006